UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2008

IR BIOSCIENCES HOLDINGS, INC.
(Exact name of registrant specified in charter)

Delaware	033-05384	13-3301899
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8767 E. Via de Ventura, Suite 190, Scottsdale, Arizona 85258
(Address of principal executive offices)  (Zip Code)

(480) 922-3926
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2008 at the Annual Meeting of Stockholders, the stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, (the “Amended Certificate”) for a 1 for 10 reverse stock split and a reduction in the number of authorized shares of common stock to 100 million.  Upon the effectiveness of the reverse stock split, the Company will issue to each stockholder whole shares of the Company’s common stock for fractional shares that stockholders may otherwise be entitled.  Provisions of the Secured Convertible Debenture dated January 3, 2008 and the Secured Convertible Debenture dated June 12, 2008 (collectively, the “Debenture”) that the Company has issued to YA Global Investments, L.P. (“YA Global”) prohibit any amendment to the Company’s Certificate of Incorporation so as to adversely affect any rights of YA Global and further provide that, with certain exceptions, upon the issuance of shares of the Company’s common stock at a price less than the Conversion Price as defined in the Debenture, the Conversion Price is reduced as provided in the Debenture.  The issuance of whole shares of the Company’s common stock for fractional shares (i) could adversely affect the rights of YA Global and (ii) could reduce the Conversion Price.  YA Global has agreed to waive application of the provisions of the Debenture to the Amended Certificate and the Company has agreed to increase the Share Reserve as defined in the Debenture prior to the effectiveness of the reverse stock split.  The Company and YA Global have entered into a Waiver of Application of Provisions Under Secured Convertible Debenture dated July 18, 2008 to reflect their agreements (the “Waiver”).

In addition, the Company and YA Global have agreed to amend the Debenture to reduce the Conversion Price of the Debenture from $0.20 to $0.17 as set forth in Amendment No. 1 to Secured Convertible Debentures (the “Amendment”)..

The Debentures were sold pursuant to a securities purchase agreement dated as of January 3, 2008 (the “Agreement”) providing for the issuance of (i) convertible debentures in an aggregate principal amount up to $3,000,000 (collectively, the “Convertible Debentures”) which are convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), and (ii) warrants (the “Warrants”) to purchase 7,500,000 shares of Common Stock (the “Warrant Shares”). The initial closing of the Agreement occurred on January 3, 2008, at which time the Company sold to YA Global $2 million of the Debentures and the Warrants, and on June 12, 2008 the Company exercised its option to sell and issue to YA Global an additional $1 million of the Debentures.

The summary of the Waiver, the Amendment, the Agreement, the First Closing and the Second Closing set forth above do not purport to be a complete statement of the terms of these documents.  This summary is qualified in its entirety by reference to the full text of the Waiver and the Amendment attached to this report as Exhibits 10.1 and 4.1, respectively, the Convertible Debenture attached as Exhibit 4.1, the Common Stock Purchase Warrant attached as Exhibit 4.2, the Waiver Agreement attached as Exhibit 10.1, the Guaranty Agreement attached as Exhibit 10.2, the Security Agreement attached as Exhibit 10.3 and the Patent Security Agreement attached as Exhibit 10.4, all to the report on Form 8-K filed on January 9, 2008 and all of which is incorporated herein by this reference.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE.  ANY SECURITIES SOLD IN AS DESCRIBED ABOVE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.1	Amendment Number 1 to 8% Secured Convertible Debenture in the amount of $2,000,000 and $1,000,000, issued to YA Global Investments, L.P., dated January 3, 2008 and June 12, 2008, respectively.
10.1	Waiver of Application of Provisions Under Secured Convertible Debenture dated July 18, 2008 between the Company and YA Global.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       July 23, 2008

By: /s/ Michael K. Wilhelm
Michael K. Wilhelm
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Number	Description
4.1	Amendment Number 1 to 8% Secured Convertible Debenture in the amount of $2,000,000 and $1,000,000, issued to YA Global Investments, L.P., dated January 3, 2008 and June 12, 2008, respectively.
10.1	Waiver of Application of Provisions Under Secured Convertible Debenture dated July 18, 2008 between the Company and YA Global.